Exhibit 10.2

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

TERMINATION AMENDMENT

This Amendment (this “Amendment”) to the Amended and Restated Employment Agreement, dated as of July 28, 2014 (the “Agreement”) by and between East Boston Savings Bank (the “Bank”) and Edward J. Merritt (the “Executive”) is entered into as of December 10, 2015. Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the Bank and Executive desire to terminate the Agreement effective December 31, 2015 and replace it with a two-year change in control agreement effective January 1, 2016; and

WHEREAS, Section 18 of the Agreement provides that the Agreement may be modified by a written instrument signed by the Executive and the Bank; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

Section 1. Termination of the Employment Agreement.

The Executive and the Bank hereby agree that the Agreement shall be terminated without any further action of any parties hereto effective as of December 31, 2015 and, therefore, the Executive shall not receive any payments or benefits under the Agreement. The Executive and the Bank further agree that the Executive’s base salary shall be reduced to $250,000 effective January 1, 2016.

Section 2. Governing Law.

This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

EAST BOSTON SAVINGS BANK

By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
President and Chief Executive Officer

EDWARD J. MERRITT

By:	/s/ Edward J. Merritt
Edward J. Merritt